UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-05129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Company’s Annual Meeting of Shareholders was held on January 7, 2015 (the "2015 Annual Meeting").

(b)
The following matters were submitted to a vote of security holders at the 2015 Annual Meeting. In accordance with the Company’s Restated Certificate of Incorporation, on matters relating to the election of directors the holders of Class A shares and the holders of Class B shares each vote as a separate class. Each Class A share is entitled to one-tenth vote per share and each Class B share is entitled to one vote per share. The final results reported below reflect such vote.

(i)	The nominees to the Board of Directors were elected based on the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
Class A Brian J. Lipke (term expiring 2018)	3,135,776	294,270	175,733
R. Bradley Lawrence (term expiring 2016)	3,331,994	98,052	175,733
Class B Richard A. Aubrecht (term expiring 2018)	3,982,982	14,348	200,012
Donald R. Fishback (term expiring 2018)	3,984,562	12,768	200,012
William G. Gisel, Jr. (term expiring 2018)	3,983,526	13,804	200,012
Peter J. Gundermann (term expiring 2016)	3,983,489	13,841	200,012

The terms of the following directors continued after the 2015 Annual Meeting: Robert H. Maskrey (Class B director through 2016); John R. Scannell (Class B director through 2017); and Kraig H. Kayser (Class A director through 2017).

(ii)	The Company’s Class A shareholders and Class B shareholders, voting together as a single class, approved the Moog Inc. 2014 Long Term Incentive Plan based on the following votes:

For, 6,691,548; Against, 676,224; Abstain, 59,604; Broker Non-Votes, 375,745.

(iii)
The Company’s Class A shareholders and Class B shareholders, voting together as a single class, approved in an advisory vote the compensation of the Company's named executive officers based on the following votes:

For, 7,306,632; Against, 55,958; Abstain, 64,786; Broker Non-Votes, 375,745.

(iv)
The Company’s Class A shareholders and Class B shareholders, voting together as a single class, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year based on the following votes:

For, 7,664,529; Against, 92,610; Abstain, 45,982.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	January 9, 2015	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Controller